EXHIBIT 3.1 (a)

                        ARTICLES OF INCORPORATION

                                   OF


                     CAPITAL VENTURES GROUP IV, INC.


                                ARTICLE I
                                  NAME
                                  ----
     The name of this corporation is CAPITAL VENTURES GROUP IV, INC.



                               ARTICLE II
                                 PURPOSE
                                 -------
   To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.

       This corporation is authorized to issue 10,000,000 shares of common stock.

      The common stock of the corporation shall have the following characteristics:






         (a)  Par value shall be $.001 per share.

         (b) At all meetings of the stockholders the common stock holders shall be entitled to cast one (1) vote for each share of common stock owned. That a common stock holder is interested in a matter to be voted upon shall not disqualify him from voting there on.

         (c) Except as otherwise provided by law, the entire voting power for the election of the directors and for all other purposes shall be vested exclusively in the holders of the outstanding common stock.

                              ARTICLE IV
                           TERM OF EXISTENCE
                           -----------------

    This corporation shall have perpetual existence commencing on the date of fling of these Articles of Incorporation with the Secretary of State of the State of Florida.


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                          ARTICLE V
              INITAIL REGISTERED OFFICE AND AGENT
              -----------------------------------

    The street address of the initial registered office of this corporation is 22154 Martella Ave., Boca Raton, FL 33453, and the name of the initial registered agent of this corporation is Peter
Goldstein.


                         ARTICLE VI
                      PRINCIPAL OFFICE
                      ----------------

    The initial principal office and mailing address of this corporation is 22154 Martella Ave., Boca Raton, FL 33433. The Board of Directors may, from time to time, change the street and post office address of the corporation as and the location of its principal office.


                         ARTICLE VII
                    INITIAL BOARD OF DIRECTORS
                    --------------------------

    This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less that one (1). The name and address of the initial director of this corporation is:

        Peter Goldstein 22154 Martella Ave., Boca Raton, FL 33433

                         ARTICLE VII
                          AMENDMENT
                          ---------

    This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

                         ARTICLE VIII
                         INCORPORATOR
                         ------------

    The name and address of the person signing these Articles is: Peter Goldstein, 22154 Martella Ave., Boca Raton FL 33433

    IN WITNESS WHERE OF, the undersigned subscriber and registered agent has executed these Articles of Incorporation this 30 day of November 1999.


                                _______________________________
                                Subscriber and Registered Agent


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STATE OF FLORIDA       )
                       )SS
COUNTY OF PALM BEACH   )

    BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Peter
Goldstein, known to me to be the person who executed the foregoing Articles of Incorporation, and he executed those Articles of Incorporation.





                                ___________________________________
                                NOTARY PUBLIC
                                State of Florida at Large
My Commission Expires:





               ACCEPTANCE OF REGISTERED AGENT
               ------------------------------

    Having been designated to accept service of process for the above-stated corporation, at the place set forth herein above, I hereby accept such designation and agree to act in such capacity and to comply with all provisions of Section 607.0501 and 607.0505 Florida Statutes.




                               By ____________________________
                                  Peter Goldstein
                                  Registered Agent





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